As filed with the Securities and Exchange Commission on October 26, 2016

File No. 811-09869

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

Amendment No.	28	[X]

FRANKLIN FLOATING RATE MASTER TRUST
(Exact Name of Registrant as Specified in Charter)

ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Address of Principal Executive Offices) (Zip Code)

(650) 312-2000
Registrant's Telephone Number, Including Area Code

Craig S. Tyle, One Franklin Parkway San Mateo, CA 94403-1906
(Name and Address of Agent for Service of Process)

Please send Copy of Communications to:
Bruce G. Leto, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19102

EXPLANATORY NOTE

This Amendment No. 28 (Amendment) to the Registration Statement of Franklin Floating Rate Master Trust (Registrant) on Form N-1A (File No. 811-09869) relates only to Part A of Franklin Middle Tier Floating Rate Fund and Franklin Lower Tier Floating Rate Fund, each a series of the Registrant (each, a Fund and together, the Funds), and does not otherwise delete, amend, or supersede any other information relating to the prospectus or SAI of any other series of the Registrant.

The Amendment is being filed under the Investment Company Act of 1940, as amended (1940 Act), to amend and supplement Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission on December 29, 2015 under the 1940 Act (Accession No. 0001109441-15-000033) (Amendment No. 25), as pertaining to the Part A and Part B of the Fund set forth above.  The Part A and the Part B of the Funds, as filed in Amendment No. 25, are incorporated herein by reference.

The shares of the Funds are not registered under the Securities Act of 1933, as amended (1933 Act), because each Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act. Shares of each Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act.

SUPPLEMENT DATED OCTOBER 26, 2016

TO pART A dated DECEMBER 1, 2015

OF

Franklin MIDDLE TIER Floating Rate FUND
FRANKLIN LOWER TIER FLOATING RATE FUND

(a series of Franklin Floating Rate Master Trust)

Part A is amended as follows:

I.          The following is added at the end of the sub-section “Other Investments” under Item 9:

The use of derivative strategies may also have a tax impact on the Fund. The timing and character of income, gains or losses from these strategies could impair the ability of the investment manager to use derivatives when it wishes to do so.

The Fund may invest in collateralized debt obligations (CDOs), principally collateralized loan obligations (CLOs).  Generally CDOs are types of asset-backed securities.  CLOs are generally considered to be one type of CDOs.  CLOs represent interests in a special purpose, bankruptcy-remote vehicle, typically a trust, collateralized by a pool generally comprised of corporate and/or sovereign loans, which may include, among others, senior secured loans, senior unsecured loans, and subordinate corporate loans made to domestic and foreign borrowers, including loans that may be rated below investment grade or equivalent unrated loans.  In all types of CDOs, the interests in the trust are split into two or more portions, called tranches, varying in risk, maturity, payment priority and yield. The riskiest portion is the “equity” tranche, which is the first loss position to observe defaults from the collateral in the trust.  Because they are partially protected from defaults, senior tranches of a CDO trust typically have higher ratings and lower yields than the underlying collateral securities held by the trust and can be rated investment grade. The Fund may invest in any tranche of a CDO excluding the “equity” tranche.

II.         The following is added to the sub-section “Risks Related to Principal Investment Strategies” under Item 9 immediately following the “Derivative Instruments” risk:

Collateralized Debt Obligations (CDOs)

The risks of an investment in a CDO depend largely on the type of collateral held by the special purpose entity (SPE) and the tranche of the CDO in which the Fund invests. Investment risk may also be affected by the performance of a CDO’s collateral manager (the entity responsible for selecting and managing the pool of collateral securities held by the SPE trust), especially during a period of market volatility. CDOs may be deemed to be illiquid securities and subject to the Fund’s restrictions on investments in illiquid securities. The Fund’s investment in CDOs will not receive the same investor protection as an investment in registered securities.

In addition, prices of CDO tranches can decline considerably. In addition to the normal risks associated with debt securities and asset backed securities (e.g., interest rate risk, credit risk and default risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or quality or go into default or be downgraded; (iii) the Fund may invest in tranches of a CDO that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer, difficulty in valuing the security or unexpected investment results.

FRANKLIN FLOATING RATE MASTER TRUST

File Nos. 811-09869

PART C

OTHER INFORMATION

Item 28. Exhibits.

The following exhibits are incorporated by reference to the previously filed document indicated below, except as noted:

(a)	Agreement and Declaration of Trust

(i)

Second Amended and Restated Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware statutory trust, dated October 18, 2006

Filing: Amendment No. 7 to the Registration Statement of Form N-1A

File No. 811-09869

Filing Date: November 30, 2007

(ii)

Certificate of Amendment of Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware Statutory Trust, dated October 21, 2008

Filing: Amendment No. 8 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 26, 2008

(b)	By-Laws

(i)

Second Amended and Restated By-Laws of Franklin Floating Rate Master Trust, a Delaware Statutory Trust effective as of October 18, 2006

Filing: Amendment No. 7 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2007

(c)	Instruments Defining Rights of Security Holders

(i) Amended and Restated Agreement and Declaration of Trust

(a) Article III, Shares
(b) Article V, Shareholders' Voting Powers and Meetings
(c) Article VI, Net Asset Value; Distributions; Redemptions; Transfers
(d) Article VIII, Certain Transactions - Section 4
(e) Article X, Miscellaneous – Section 4

(ii) Amended and Restated By-Laws

(a) Article II – Meetings of Shareholders
(b) Article VI, Records and Reports – Section 1,2 and 3
(c) Article VII, General Matters: - Sections 3, 4, 6, 7
(d) Article VIII, Amendment – Section 1

(iii) Part B: Statement of Additional Information – Item 22

(d)	Investment Advisory Contracts

(i)

Amended and Restated Investment Advisory Agreement between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Advisers, Inc. dated March 1, 2015

Filing: Amendment No. 22 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: June 30, 2015

(ii)

Investment Management Agreement between Registrant on behalf of Franklin Middle Tier Floating Rate Fund and Franklin Advisers, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(iii)

Investment Management Agreement between Registrant on behalf of Franklin Lower Tier Floating Rate Fund and Franklin Advisers, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(e)	Underwriting Contracts

Not Applicable

(f)	Bonus or Profit Sharing Contracts

Not Applicable

(g)	Custodian Agreements

(i) Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996 Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: March 24, 2000

(ii)

Amendment dated May 7, 1997 to Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 24, 2000

(iii)

Amendment dated February 27, 1998 to Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 24, 2000

(iv)

Amendment dated February 4, 2016 to Exhibit A of the Master Custody Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 27 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: October 18, 2016

(v)

Amendment dated May 16, 2001 to Master Custody Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 3 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

(vi)

Amendment dated September 15, 2016 to Schedule 1 of the Amendment dated May 16, 2001, to Master Custody Agreement dated February 16, 1996 between Registrant and The Bank of New York Mellon

Filing: Amendment No. 27 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: October 18, 2016

(vii)

Amended and Restated Foreign Custody Manager Agreement dated May 16, 2001 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 3 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

(viii)

Amendment dated February 8, 2016 to Schedule 1 of the Foreign Custody Manager Agreement between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 26 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 4, 2016

(ix)

Amendment dated November 19, 2014 to Schedule 2 of the Foreign Custody Manager Agreement dated May 16, 2001 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 21 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 26, 2014

(x) Terminal Link Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: March 24, 2000

(xi)

Amendment dated September 15, 2016 to Exhibit A of the Terminal Link Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 27 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: October 18, 2016

(h)	Other Material Contracts

(i)

Amended and Restated Transfer Agent and Shareholder Services Agreement dated June 1, 2014 between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Templeton Investors Services, LLC

Filing: Amendment No. 20 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: September 29, 2014

(ii)

Subcontract for Fund Administrative Services between Franklin Advisers, Inc. and Franklin Templeton Services, LLC dated May 1, 2014

Filing: Amendment No. 21 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 26, 2014

(iii)

Subcontract for Fund Administrative Services on behalf of Franklin Middle Tier Floating Rate Fund and Franklin Lower Tier Floating Rate Fund between Franklin Advisers, Inc. and Franklin Templeton Services, LLC dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(iv)

Placement Agent Agreement between the Registrant on behalf of Franklin Middle Tier Floating Rate Fund and Franklin Lower Tier Floating Rate Fund and Franklin Templeton Financial Services, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(i)	Legal Opinion

Not Applicable

(j)	Other Opinions

Not Applicable

(k)	Omitted Financial Statements

Not Applicable

(l)	Initial Capital Agreements

(i) Letter of Understanding dated March 24, 2000 from Franklin Resources, Inc. Filing: Amendment No. 1 to the Registration Statement on Form N-2 File No. 811-09869 Filing Date: May 15, 2000

(ii) Letter of Understanding dated March 24, 2000 from Templeton Investment Counsel, Inc. Filing: Amendment No. 1 to the Registration Statement on Form N-2 File No. 811-09869 Filing Date: May 15, 2000

(m)	Rule 12b-1 Plan

Not Applicable

(n)	Rule 18f-3 Plan

Not Applicable

(p)	Code of Ethics

(i) Code of Ethics dated May 1, 2013 Filing: Amendment No. 20 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: September 29, 2014

(q)	Power of Attorney

(i) Power of Attorney dated June 13, 2013 Filing: Amendment No. 19 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: November 27, 2013

(ii) Power of Attorney dated October 1, 2014 – Mary C. Choksi Filing: Amendment No. 21 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: November 26, 2014

Item 29.  Persons Controlled by or Under Common Control with the Fund

None

Item 30.  Indemnification

The Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the "Delaware Act"), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person's conduct was unlawful. There shall nonetheless be no indemnification for a person's own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.  Business and Other Connections of the Investment Adviser

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's investment manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.  Principal Underwriters

Not Applicable

Item 33.  Location of Accounts and Records

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund at One Franklin Parkway, San Mateo, CA  94403-1906 or its shareholder service agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.

Item 34.  Management Services

There are no management-related service contracts not discussed in Part A or Part B.

Item 35.  Undertakings

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, and the State of California, on the 25th day of October, 2016.

FRANKLIN FLOATING RATE MASTER TRUST

(Registrant)

By: /s/Steven J. Gray

Steven J. Gray

Vice President

FRANKLIN FLOATING RATE MASTER TRUST

REGISTRATION STATEMENT

EXHIBITS INDEX

The following exhibits are attached:
None